UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION RE QUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12
SEGALL BRYANT & HAMILL TRUST
(Name of Registrant as Specified In Its Charter)
___________________________________
(Name of Person Filing Proxy Statement, if other than the Registrant)

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Segall Bryant & Hamill All Cap Fund	Segall Bryant & Hamill Select Equity ETF
Segall Bryant & Hamill Colorado Tax Free Fund	Segall Bryant & Hamill Small Cap Core Fund
Segall Bryant & Hamill Global All Cap Fund	Segall Bryant & Hamill Small Cap Value Fund
Segall Bryant & Hamill Plus Bond Fund	Barrett Opportunity Fund
Segall Bryant & Hamill Quality High Yield Fund

SHAREHOLDER MEETING ADJOURNED FOR A THIRD TIME DUE TO LACK OF PARTICIPATION

WE NEED YOUR VOTE!

PLEASE KNOW THAT WE WOULD NOT UNDERTAKE THE EXPENSE OF THIS OVERNIGHT PACKAGE TO YOU UNLESS YOUR VOTE WAS VERY IMPORTANT.

July 14, 2025

Dear Shareholder:

We hope this overnight package conveys how much we truly need YOUR vote! Even if you simply cast an abstain vote, it would be extremely helpful. The Special Meeting of Shareholders of the above-mentioned series (the “Funds”) of Segall Bryant & Hamill Trust (the “Trust”), originally scheduled for May 30, 2025, has been adjourned for a third time until July 31, 2025 due to lack of quorum to hold the meeting. Shareholders are being asked to vote on the following proposal:

Proposal: To approve a new investment advisory agreement by and between the Trust on behalf of the relevant Fund, and Segall Bryant & Hamill LLC (“SBH”).

The Board of Trustees of the Funds unanimously recommends that you vote FOR the proposal. To date, an overwhelming majority of the votes received have been cast in favor of the proposal, however there simply have not been a suﬃcient number of shares voted to reach the participation level required for quorum.

Except for the effective and termination dates, there are no material differences between the current and the proposed new advisory agreements, including having identical advisory fees. Additionally, the day-to-day management of SBH and the investment objectives and strategies of each Fund will not change as a result of each Fund’s entry into the new investment advisory agreement. The full proxy statement can be found here: www.Okapivote.com/SBH.

In order for your vote to be represented and the meeting to reach quorum, we must receive your voting instructions. Your voting options for the proposal are For, Against or Abstain. Casting an Abstain vote is neither For nor Against the proposals, it is simply a vote for participation purposes. PLEASE SUBMIT YOUR VOTE TODAY USING ONE OF THE FOLLOWING OPTIONS:

1.	By Internet

Follow the simple instructions on the enclosed proxy card.

2.	By Phone

Call the toll-free number listed on the enclosed proxy card and follow the simple voice prompts.

If you have any questions, please call Okapi Partners, the Funds’ proxy solicitor, toll-free at (844) 343-2625. Representatives are available Monday - Friday 9:00am to 8:00pm (ET). Thank you for your continued support of the Funds and for your assistance in this matter.